EXHIBIT (n)(1)

                             AMENDED RULE 18F-3 PLAN

      1. A portfolio of the RBB Fund, Inc. ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:

            (a) Each such Class:

                  (1) (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

                      (ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

                  (2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

                  (3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

                  (4) Shall have in all other respects the same rights and obligations as each other class.

            (b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.

            (c) (1) Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the "Plan") shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

                  (2) Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

                  (3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

            (d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

                  APPENDIX A

         RBB FUND
         CURRENT DISTRIBUTION FEE LEVELS
         SEPTEMBER, 2005

   A.  MONEY MARKET PORTFOLIO

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Sansom Street (Class I)   fee 0.20%                   4/10/91
       Shareholder Service Fee   0.10%                       8/16/88

2.     Bedford (Class L)         fee 0.65%                   11/17/94

   B.  ROBECO BOSTON PARTNERS LARGE CAP VALUE FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       None                        5/29/98
       (Class QQ)

2.     Advisor Class             fee 0.50%                   10/16/96
       (Class SS)

3.     Investor Class            fee 0.25%                   10/16/96
       (Class RR)

   C.  ROBECO BOSTON PARTNERS MID CAP VALUE FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Investor Class            fee 0.25%                   6/1/97
       (Class TT)

2.     Institutional Class       None                        5/29/98
       (Class UU)

   D.  ROBECO BOSTON PARTNERS ALL-CAP VALUE FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       None                        7/01/02
       (Class VV)

2.     Investor Class            fee 0.25%                   7/01/02
       (Class WW)

   E.  ROBECO BOSTON PARTNERS SMALL CAP VALUE FUND II (FORMERLY MICRO CAP FUND)

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       None                        7/01/98
       (Class DDD)

2.     Investor Class            fee 0.25%                   7/01/98
       (Class EEE)

   F. ROBECO BOSTON PARTNERS  LONG/SHORT  EQUITY  (FORMERLY MARKET NEUTRAL FUND)

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       None                        8/31/99
       (Class III)

2.     Investor Class            fee 0.25%                   8/31/99
       (Class JJJ)

   G.  SCHNEIDER CAPITAL MANAGEMENT SMALL CAP VALUE FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Investor Class            None                        4/6/98
       (Class YY)

   H.  SCHNEIDER CAPITAL MANAGEMENT VALUE FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Investor Class            None                         10/01/02
       (Class PPP)

   I.  BOGLE SMALL CAP GROWTH FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       None                        9/15/99
       (Class NNN)

2.     Investor 9/15/99 (Class OOO)

       Shareholder Services Fee           0.25%

   J.  BAKER 500 GROWTH FUND

                                     CURRENT DISTRIBUTION
       CLASS                              FEE LEVEL           EFFECTIVE DATE
       -----                              ---------           --------------
1.     Institutional Class        None                        12/02/02
       (Class II)

2.     Class S                    fee 0.50%                   12/02/02
       (Class JJ)
       Shareholder Servicing Fee  0.25%

   K.  ROBECO WPG CORE BOND FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       Shareholder service fee     3/09/05
       (Class TTT)               0.25%

2.     Retirement Class Shareholder service fee 08/31/05 (Class SSS) 0.10%

3.     Investor Class 12b-1 fee 9/15/05 (Class XXX) 0.25%

   L.  ROBECO WPG TUDOR FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       Shareholder service fee     3/09/05
       (Class UUU)               0.25%

   M.  ROBECO WPG LARGE CAP GROWTH FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Institutional Class       Shareholder service fee     3/09/05
       (Class VVV)               0.25%

   O.  SENBANC FUND

                                    CURRENT DISTRIBUTION
       CLASS                             FEE LEVEL           EFFECTIVE DATE
       -----                             ---------           --------------
1.     Investor Class            12b-1 fee                   08/30/05
       (Class WWW)               0.60%

         APPENDIX B

         EXCHANGE PRIVILEGES OF THE PORTFOLIOS
         OF THE RBB FUND, INC.

==============================================================================================================================
FAMILY                                            EACH PORTFOLIO (CLASS) . . .                MAY BE EXCHANGED FOR ANY OF
------------------------------------------------------------------------------------------------------------------------------
n/i*                                              Emerging Growth (FF)                        Emerging Growth (FF)
                                                  Growth (GG)                                 Growth (GG)
                                                  Mid Cap (HH)                                Mid Cap (HH)
                                                  Small Cap Value (MMM)                       Small Cap Value (MMM)
------------------------------------------------------------------------------------------------------------------------------
Robeco Boston Partners (Institutional Classes)    Mid Cap Value (TT)                          ROBECO BOSTON PARTNERS:
                                                  Large Cap Value (QQ)                        Mid Cap Value (TT)
                                                  All-Cap Value (VV)                          Large Cap Value (QQ)
                                                  Small Cap Value II (DDD)                    All-Cap Value (VV)
                                                  Long/Short Equity (III)                     Small Cap Value II (DDD)

                                                                                              Long/Short Equity (III)

                                                                                              ROBECO WPG:

                                                                                              Core Bond (W)
                                                                                              Large Cap Growth (Y)
                                                                                              Tudor (Z)

------------------------------------------------------------------------------------------------------------------------------
Robeco Boston Partners (Investor Classes)         Mid Cap Value (UU)                          ROBECO BOSTON PARTNERS:
                                                  Large Cap Value (RR)                        Mid Cap Value (UU)
                                                  All-Cap Value (WW)                          Large Cap Value (RR)
                                                  Small Cap Value II (EEE)                    All-Cap Value (WW)
                                                  Long/Short Equity (JJJ)                     Small Cap Value II(EEE)
                                                  Fund (LLL)                                  Long/Short Equity (JJJ)
                                                                                              Fund (LLL)

                                                                                              ROBECO WPG:

                                                                                              Core Bond (Z)

------------------------------------------------------------------------------------------------------------------------------
Robeco WPG (Institutional Classes)                Core Bond (TTT)                             ROBECO BOSTON PARTNERS:
                                                  Large Cap Growth (VVV)                      Mid Cap Value (TT)
                                                  Tudor (UUU)                                 Large Cap Value (QQ)
                                                                                              All-Cap Value (VV)
                                                                                              Small Cap Value II (DDD)
                                                                                              Long/Short Equity (III)

                                                                                              ROBECO WPG:

                                                                                              Core Bond (TTT)
                                                                                              Large Cap Growth (VVV)
                                                                                              Tudor (UUU)

------------------------------------------------------------------------------------------------------------------------------
Robeco WPG (Investor Classes)                     Core Bond (Z)                               ROBECO BOSTON PARTNERS:

------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
FAMILY                                            EACH PORTFOLIO (CLASS) . . .                MAY BE EXCHANGED FOR ANY OF
------------------------------------------------------------------------------------------------------------------------------
                                                                                              Mid Cap Value (UU)
                                                                                              Large Cap Value (RR)
                                                                                              All-Cap Value (WW)
                                                                                              Small Cap Value II(EEE)
                                                                                              Long/Short Equity (JJJ)
                                                                                              Fund (LLL)
==============================================================================================================================

* During periods when these Portfolios are closed they are not eligible for exchange.